UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2011

FRESH START PRIVATE MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 N. Tustin Avenue

Suite 16

Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)

(714) 541-6100

(Registrant’s telephone number, including area code)

11010 East Boundary Road,

Elk, Washington 99009

(509) 714-5236

 (Former name or former address, if changed since last report)

––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Report, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Report could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2011 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Fresh Start Private Management, Inc. (the “Company”), (ii) our former principal stockholder, (iii) Fresh Start Private, Inc. (“FSP”), and (iv) the former shareholders of FSP. Pursuant to the terms of the Exchange Agreement, each of the former shareholders of FSP transferred to us all of their shares of FSP in exchange for the issuance of 37,000,000 shares of our common stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the transaction (such transaction, the “Share Exchange”).   As a result of the Share Exchange, FSP became our wholly-owned subsidiary. We are now a holding company, which through FSP, is now engaged in alcohol treatment.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated into this Section 1.01 by reference.

A copy of the Exchange Agreement is incorporated herein by reference and is filed as Exhibit 2.1 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Reference is made to a current report on Form 8-K that was filed on November 22, 2010. We previously entered into an Intellectual Property License and Asset Purchase Agreement (“License Agreement”) with FSP and Neil Muller (“Muller”) effective on November 22, 2010, pursuant to which FSP and Muller agreed to grant to us an exclusive right to use certain trademark and intellectual property. As consideration, we agreed to issue 16,000,000 shares of our common stock to FSP.

The transaction under the License Agreement has not been consummated and no shares have been issued pursuant to the License Agreement.

On October 31, 2011, we entered into a termination agreement to the License Agreement (the “Termination Agreement”) with FSP and Muller. Pursuant to the Termination Agreement, the License Agreement shall be deemed null and void and of no legal effect whatsoever, and the parties shall not have any further obligations under the License Agreement.

A copy of the Termination Agreement is incorporated herein by reference and is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, on the Closing Date, we completed the acquisition of FSP pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein FSP is considered the acquirer for accounting and financial reporting purposes.  The disclosures in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).  The information provided below relates to the combined operations of the Company after the acquisition of FSP, except that information relating to periods prior to the date of the reverse acquisition only relate to FSP and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated as Cetrone Energy Company on January 28, 2008 in the State of Nevada.  From inception until we completed our reverse acquisition of FSP, the principal business of the Company originally was to develop “green” renewable fuel sources for agricultural operations, specifically biodiesel.  On July 26, 2010, the Company filed an amendment to its Articles of Incorporation changing its name to Fresh Start Private Management Inc.  During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market.  As a result of the reverse acquisition of FSP, on October 31, 2011, we ceased our prior operations and we are now a holding company and our wholly owned subsidiary engages in alcohol treatment.

  Reverse Acquisition of FSP

On October 31, 2011, we completed a reverse acquisition transaction through a share exchange with FSP whereby we acquired all of the issued and outstanding shares of FSP in exchange for 37,000,000 shares of our common stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the Share Exchange.   As a result of the Share Exchange, FSP became our wholly-owned subsidiary.

The share exchange transaction with FSP was treated as a reverse acquisition, with FSP as the acquirer and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of FSP.

Overview of FSP

Through our wholly owned subsidiary, we are an alcohol rehabilitation and treatment center headquartered in Santa Ana, California. We were established in January 2010 and currently operating in Santa Ana, California. Our alcohol rehabilitation program consists of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors.

We operate within the Specialty Hospitals, Expert Psychiatric industry, specifically within the industry subsets of Alcoholism Rehabilitation Hospital. We offer a unique treatment program and, to date, we have experienced a high rate of success with very few of our clinics starting to drink during the first year after the implant is inserted.  The Fresh Start program gives the alcoholic a 12 month window of sobriety. Statistics are still being compiled for after the 12 month period, as the program has been in place barely over one year.

FSP’s revenue was approximately $144,000 for the fiscal year ended December 31, 2010 and its net loss was approximately $155,000.

Organization & Subsidiaries

We have one operating subsidiary, Fresh Start Private, Inc. Fresh Start Private, Inc. does not have any other subsidiaries.

Service and Program

We have created an innovative alcohol treatment program that empowers patients to succeed in their overall recovery. We offer a unique treatment philosophy that combines medical intervention, a singular focus and a comprehensive approach, and a focus on family and friends. We have been operating for approximately 18 months and have treated over 100 patients since we began operating. Currently, we are treating about 2 to 3 patients per week. This number fluctuates depending on current advertising. We, however, have the capacity to handle 2 to 3 patients per day in the Santa Ana location. The alcohol treatment services costs $44,300 per patient and is typically covered by insurance.  This amount varies due to many factors, the major ones being, type of insurance, policy, patients out of network deductibles, besides that we have the service provider expenses, surgery center costs (if not done in the office).   We also will provide services to cash patients at discounted rates to create awareness in the treatment program. After the radio marketing campaign in February 2011, we had considerable more potential patients ready to go thru the program but since the limited resources to treat all of the patients we lost the business. The company has fixed those issues which caused us to turn away business and is now able to handle multiple patients.

Treatment Philosophy

Our alcohol treatment program empowers patients to succeed. A detailed description of our treatment philosophy is as follows:

Medical Intervention:   it is essential to significantly reduce a patient’s cravings for alcohol in order to fully break the cycle of addiction.  We have built our program around a state-of-the-art, minimally invasive, biodegradable implant of Naltrexone. Naltrexone is an FDA-approved pharmaceutical used for the treatment of alcoholism. We surgically insert a marble-sized pill under the skin in the lower abdomen. The pill is absorbed into the body and dissolves during the 12-months following the procedure.

Single Focus on Treatment: Unlike many other alcohol treatment programs, we focus entirely on the treatment of alcohol addiction. It is our belief that alcohol addiction should be treated differently from addictions to other substances.  For this reason, our program exclusively treats problems caused by alcohol addiction.

Comprehensive Approach: Alcoholism is a complex disease that needs a program specifically designed to treat the body, the mind, and the spirit of an alcoholic.  We have created a comprehensive recovery program that includes state-of-the-art medical intervention, individually tailored coaching program sessions, rebuilding of the networks of family and friends, and post-treatment continuing care.  Such an approach typically lasts for 12 months from the initial surgical procedure of inserting the Naltrexone pill. We believe that through our comprehensive treatment method, our clients will have the highest possible chances of full recovery from alcohol dependency.

Focus on Family and Friends:   FSP believes attention from family and friends are the most important elements in the treatment of alcohol addiction. We have made family and friends an essential element of our patients’ recovery and ask that they play an important role in both the initial treatment phase and in the long-term recovery process.

Program Description

We offer a comprehensive and highly effective alcohol addiction treatment program. Our proprietary program is designed to offer treatment and healing to both the body and the mind of an addict. Our alcohol rehabilitation program is a two-part program that includes: (i) the insertion of a Naltrexone Implant that is believed to reduce physical cravings of alcohol; and (ii) life counseling that focuses on the mental addiction of alcoholism. The following is a detailed description of our alcohol treatment program.

Naltrexone Implant:   Our unique procedure has reduced physical cravings for numerous patients with alcoholism. Our medical implantation procedure is believed to reduce cravings for alcohol for between 200 and 390 days, during which time we focus on addressing the mental dependence on alcohol. The implant device is a Naltrexone pill that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The Naltrexone pill will be absorbed by the body over a 200 to 390 day period and will automatically dissolve and not need to be removed.

All procedures to place the Naltrexone tablet into our patients are conducted at our offices at 999 N. Tustin Avenue, Suite 16, Santa Ana, California 92705. The procedures are completed by doctors that are employed by Start Fresh Alcohol Recovery Clinic, Inc. Pursuant to our services agreement with Start Fresh Alcohol Recovery Clinic, Inc., Start Fresh Alcohol Recovery Clinic, Inc. has agreed to provide us with consultation for insurance patients and assessment to determine if the patient is a candidate for receiving the Naltrexone implant and, if the patient qualifies, to insert the implant into the patients.  As consideration for these services, Start Fresh Alcohol Recovery Clinic, Inc. will receive a payment of $1,400 upon the completion of the procedure and an additional $2,500 upon the insurance claim being processed and paid to us.

A copy of the Start Fresh Agreement for Service is incorporated herein by reference and is filed as Exhibit 10.2 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

The Naltrexone implant is manufactured by Trinity Rx Solutions, LLC. We have an exclusive license with Trinity Rx Solutions, LLC for them to provide us with the Naltrexone implant that has been designed for alcoholism. As consideration for this license, we have agreed to issue them 5,672,350 shares of our common stock (which was equal to 7.5% of the total shares outstanding at the time of the execution of the agreement) and a payment of $600 for each prescription requested by us.

A copy of the license agreement with Trinity Rx Solutions, LLC is incorporated herein by reference and is filed as Exhibit 10.3 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

The Naltrexone implant is two small tablets that are inserted beneath the skin in the subcutaneous fat located in the lower abdomen. The implant procedure is an outpatient procedure that takes approximately 30 minutes. A local anesthetic is administered when the tablets are implanted and the patient is free to leave the clinic and return to normal activities within a few hours of the procedure. The tablets are biodegradable and will gradually dissolve in the human body. The tablets contain a drug called Naltrexone, which has been shown to block receptors in the brain that crave alcohol. Naltrexone is an FDA approved medication and all patients are required to obtain a prescription for the drug from a medical doctor. The doctors employed by Start Fresh Alcohol Recovery Clinic, Inc. are responsible for evaluating the patients, determining if the patient is a candidate and, if so, writing the prescription. The prescription is then presented to Trinity Rx Solutions, LLC which produces the tablet using Naltrexone as the core ingredient.

Once the tablet is implanted in the patient, they are free to return to work on the next business day and will be contacted by a life coach within the next 2 to 3 days to begin counseling.

Fresh Start Private Counseling:   We provide a coaching program to assist our patients in treating their dependence on alcohol. Within one week of receiving the Naltrexone implant, each patient will be contacted by a life coach/ psychologist and will schedule an initial meeting. This life coach/psychologist will counsel the patient for the next 12 months following the implant to help them cope with and eliminate their dependence on alcohol. We have entered into an Agreement for Services with New Ways, Inc. which is lead by Luis Francisco Guerrero. Pursuant to the New Ways Agreement, New Ways provides life counseling services to our patients. Each of our patients receives eight 1-hour sessions with a certified life therapist. As consideration for these services we have agreed to pay New Ways an amount equal to $80 for every 1-hour session, up to a maximum of eight sessions, with each of our patients.

A copy of the New Ways Agreement for Service is incorporated herein by reference and is filed as Exhibit 10.4 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

  As part of the life counseling services, our clinical psychologists focus on bringing family and friends into the recovery process. This provides emotional support for our patients and allows them to understand that they have people that care for them and want them to remain sober.

The final part of the life counseling is remaining in contact with our patients after the 12 month period of direct counseling is over. We remain in contact with our patients after the procedure and life coaching is completed to ensure that our clients maintain their sobriety and remain fully committed to sober living.

Marketing Strategy

We have and will continue to use a variety of advertising channels to increase our exposure and awareness to prospective patients. In addition to word of mouth patients, we are focusing advertising on the radio, television and via the internet.

On February 1, 2011, we entered into an Advertising Agreement with Clear Channel Broadcasting. Pursuant to the agreement, Clear Channel has agreed to promote the Fresh Start alcohol rehabilitation clinic by advertising through radio, Internet and/or other suitable mediums. As consideration for this service, we have paid Clear Channel a fee of $5,000 for costs and expenses and an additional $3,000 for cash patients and $6,000 for insured patients that they have successfully referred to our clinic through their advertisements. To date, we have paid Clear Channel a total of $156,000 and they have referred us 33 patients.

A copy of the Advertising Agreement is incorporated herein by reference and is filed as Exhibit 10.5 to this Current Report on Form 8-K. The description of the transaction contemplated by such agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Competition

We offer a unique, proprietary treatment plan for alcoholics. However, there are many services and clinics that already provide support for alcoholics. There are rehabilitation and treatment centers within close proximity to our offices that provide alcohol addiction treatment and detoxification services. Some of these centers are also much cheaper and some offer free support for alcoholics. This puts us at a competitive disadvantage. We, however, hope to distinguish ourselves from our competition by proving that our product is successful and our success rate is much higher than our competitors.

The following is a detailed description of leading rehabilitation service providers in and around our current area of operations:

Passages:   a treatment center for people with addiction problems.  Located in Malibu, California, Passages is run by a father-son team of treatment specialists. It offers a unique philosophy and treatment method, utilizing one-on-one therapy sessions.  Passages provides clients with over 100 hours of attention by the end of their month long stay. However, Passages has received scrutiny for its unconventional methods.  Portions of Passages philosophy run counter to the majority of scientific research into addiction.  These aspects of Passages’ philosophy include denial of addiction as a disease, and an elimination of the 12-step method.

Cliffside:   a personalized alcohol and drug rehabilitation provider located in Malibu, California. It employs a range of traditional and alternative treatments including personal, group, and family counseling, herbology, massage, yoga, and acupuncture.  Cliffside offers treatment for alcohol, cocaine, heroin, pharmaceuticals, and methamphetamine addiction along with interventions, drug rehab, opiates detox, and treatment for depression and eating disorders. On the other hand, Cliffside is one of the “luxury” addiction treatment centers located in Malibu, and charges large fees for its services.

Growth Strategy

We have developed a procedure that we believe it helps patients battle their mental and physical addiction to alcohol. We are currently operating in Santa Ana, California and market in the surrounding Orange County area.  We are currently considering other locations in the United States and expect to use proceeds from the sale of stock to expand to these locations once we deem them viable..

Intellectual Property

We do not own any intellectual property, patents or trademarks.

Government Regulation and Approvals

We are an outpatient service center and perform minor surgery to implant the Naltrexone pill. All procedures need to be completed by a physician or a company owned by a physician. Start Fresh Alcohol Recovery Clinic, Inc. is owned by Dr. Lucien Alexandre, M.D. and Start Fresh Alcohol Recovery Clinic, Inc. performs all the surgical procedures.

  The Naltrexone implant does not need any approval because Naltrexone is already an FDA approved medication. Once the physician writes a prescription for Naltrexone, a pharmacist can put it into a compounded form and then administer the medication.

Other than this, we are not aware of any other governmental regulations or approvals for any of our products.

Employees

As of the date hereof, we have approximately 5 employees who work full-time. All employees assist with scheduling patients and other administrative tasks. We also contract with 2 doctors who are independent contractors. It is their responsibility to perform the surgeries.

DESCRIPTION OF PROPERTIES

We do not own any real estate or other physical properties material to our operations.  We operate from leased space. Our executive offices are located at 999 North Tustin Avenue, Suite 16, Santa Ana, California 92705, and our telephone number is (714) 541-6100. We lease this property. Our lease commenced effective January 1, 2011 for a term of two years.  Upon expiration of the lease, the tenancy becomes month to month on terms agreeable between the parties.  The base rent is $3,312 per month with a 5% increase per year.”

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to the Company’s Business

The effects of the recent global economic slowdown may continue to have a negative impact on our business, results of operations or financial condition.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce our service fees. If the global economic slowdown continues for a significant period or continues to worsen, our results of operations, financial condition, and cash flows could be materially adversely affected.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to open more clinical treatment centers and use a variety of advertising channels to increase our exposure among prospective patients. We cannot assure you that we will be able to successfully overcome the obstacles and successfully open more treatment centers. Our inability to implement these growth strategies successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our services to new locations and would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding oversees, primarily from Australia, where officers have performed services in the past) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industries is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our future success is dependent, in part, on the performance and continued service of Dr. Jorge Andrade Jr., our chief executive officer, chief financial officer and director, and Neil Muller, our president and director. Without their continued service, we may be forced to interrupt or eventually cease our operations.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Dr. Jorge Andrade Jr., our chief executive officer, chief financial officer and director, and Neil Muller, our president and director. Without their continued service, we may be forced to interrupt or eventually cease our operations. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We may incur significant costs to be a public company to ensure compliance with U.S corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our   management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers and directors have significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Our officers and directors currently owns approximately 16.5% of our outstanding common stock and has significant control over shareholder matters, such as election of directors, amendments to its Articles of Incorporation, and approval of significant corporate transactions; as a result, the Company’ minority shareholders will have little or no control over its affairs.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may results in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC BB, our shares of common stock are very thinly traded, and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  As a result holders of our securities may not find purchasers our securities should they to sell securities held by them.  Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We expect to apply for listing of our common stock on a senior exchange, however, there can be no guarantee that such listing shall be achieved at any time.

 We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the Commission’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2010 and 2009, and for the nine months ended September 30, 2011 and 2010, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Report. References in this section to “we,” “us,” “our” or “FSP” are to the consolidated business of FSP.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of FSP

On October 31, 2011, we completed a reverse acquisition transaction through a share exchange with the shareholders of FSP whereby we acquired all of the issued and outstanding shares of FSP in exchange for 37,000,000 shares of our common stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the transaction.  As a result of the reverse acquisition, FSP became our wholly owned subsidiary and the former shareholders of FSP became our controlling stockholders. The share exchange transaction with FSP was treated as a reverse acquisition, with FSP as the acquirer and the Company as the acquired party.

FSP was incorporated under the laws of the State of Nevada on July 8, 2009.  FSP is an existing alcohol treatment center headquartered in Santa Ana, California, with clinical operations in California. It was established in January 2010, and is currently seeking funding in order to being expansion to locations across the United States.  Future locations are yet unidentified and costs of expansion will vary as the cost of facilities, licensing, and qualified personnel vary greatly in areas outside of California.  The current focus of the Company is on the California clinic and the completion of the registration of stock with the Securities and Exchange Commission.  Costs of expansion will be reviewed in detail once that process is complete.  FSP has developed a unique alcohol treatment philosophy that provides alcoholics with the comprehensive treatment and rehabilitation they need.  FSP is committed to continuing to provide excellent rehabilitation services to clients nationwide as it expands its network of clinics.

Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Nine Months Ended		Fiscal
	2011	2010	2010	2009
Revenue	$462,210	$130,,400	$144,400	$-
Cost of Revenue	156,460	69,184	38,980	-
Gross Profit	305,750	61,216	105,420	-
Total Expenses	520,111	123,225	258,940	34,124
Interest Expense	1,975	-
Net Loss	$(216,336)	$(62,009)	$(154,590)	$(34,124)

Nine Months Ended September 30, 2011 Compared with Nine Months Ended September 30, 2010

Revenue

Revenues for the nine months ended September 30, 2011 were $462,210, compared with $130,400 for the nine months ended September  30, 2010, reflecting an increase of 254%.  Advertising promoting the services of the Company for the nine months ended September 30, 2011 and 2010 were $167,213 and $2,861, respectively, reflecting an increase of 5,806%.

The increase in revenues is directly related to an advertising contract that resulted in a significant increase in patients.  Under the agreement, the contractor is compensated per patient enrolment, directly increasing revenues.

Cost of Revenue

Cost of revenue for the nine months ended September 30, 2011 were $156,460 compared with $69,184 for the nine months ended September 30, 2010, reflecting an increase of 126%.  The increase in cost of revenue is directly related to the increase in costs associated with revenue earned for this period.  For 2011, the Company has included additional direct and indirect costs in the generation of revenue.

Gross Profit

Gross profit percentage for the nine months ended September 30, 2011 was 33.9% compared to 53.1% nine months ended September 30, 2010.  The gross profit percentage increase reflects the shift from cash paying customers that were given discounts to promote the Company to insured patients acquired through the advertising contract that have a higher patient fee while incurring the same medical and therapist costs..

Total Expenses

Total expenses for the nine months ended September 30, 2011 and 2010 were $520,110 and 123,225 reflecting an increase of 322%.  Specifically, comparing the nine months ended September 30, 2011 to September 30, 2010, consulting fees increased from $240 to $114,470, accounting fees increased from $1,000 to $42,364, outside services increased from $42,982 to $78,140, advertising from $2,831 to $167,213, and rent increased from $11,344 to $31,036.  The increases were due to the support of the increased activity executing its business plan and the consulting and accounting fees incurred in preparation for the merger with Fresh Start Private Management, Inc. and the audit of the 2010 financial statements.  As mentioned above, the advertising increase was from the execution of the advertising contract that directly resulted in additional patients being serviced by the Company.

Net loss

For the nine months ended September 30, 2011, the Company experienced a loss of $216,336 compared with a net loss of $62,009 for the nine months ended September 30, 2010.

Fiscal 2010 Compared With Fiscal 2009

Revenue

Revenues for the year ended December 31, 2010 were $144,400 compared with $nil for the year ended December 31, 2009.  The increase was a result of the Company commencing its operation.

Cost of Revenue

Cost of revenue for the year ended December 31, 2010 were $38,980 compared with $nil for the year ended December 31, 2009.  The increase was a result of the Company commencing its operation.

Gross Profit

Gross profit for the year ended December 31, 2010 was $105,420 compared to $nil for the year ended December 31, 2009.  The increase was a result of the Company commencing its operation.

Total Expenses

Total expenses for the year ended December 31, 2010 were $258,940 compared to $34,124 for the year ended December 31, 2009, reflecting an increase of 659%.  Office and general expenses increased from $34,124 to $230,720 for the years ending December 31, 2009 and 2010  The increases were from the outside services, rent, and other costs association with he new office location and the full year expenses for telephone, supplies, etc. in the operations of the business.  We incurred additional professional fees in 2010 in the amount of $28,220, driven by the costs of accounting services and fees associated with the agreements with Fresh Start Private Management, Inc.

Net Loss

Net loss for the year ended December 31, 2010 was $154,590 compared with $34,124 for the year ended December 31, 2009, reflecting an increase of 353%.

Liquidity and Capital Resources

As of September 30, 2011, we had cash and cash equivalents of approximately $32,686. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	Nine Months Ended		Fiscal
	2011	2010	2010	2009
Net cash (used in) operating activities	$(111,120)	$(71,833)	$(126,281)	$(33,926)
Net cash used in investing activities	(2,500)	(1,199)	(1,199)	(5,532)
Net cash provided by financing activities	139,178	48,879	106,689	67,377
Net increase (decrease) in cash and cash equivalents	25,558	(24,153)	(20,791)	27,919
Cash and cash equivalents, beginning of period	7,128	27,919	27,919	-
Cash and cash equivalents, end of period	$32,686	$3,766	$7,128	$27,919

Currently we have no material commitments for capital expenditures as of the end of the nine months ending September 30, 2011. We historically sought and continue to seek financing from private sources to move our business plan forward. In order to satisfy the financial commitments, we had relied upon private party financing that has inherent risks in terms of availability and adequacy of funding.

For the next twelve months, we anticipate that our revenues will be adequate to provide the minimum operating cash requirements to continue as a going concern. In 2011, the company started accepting insurance payments for patient services.  To accelerate cash flows, we have initially factored some receivables as collection from insurance can take extended periods of time.  We believe that by factoring the receivables from the insurance companies that sufficient cash flows can be maintained while the Company grows its revenue base. New patients acquired through the advertising contract are expected to provide sufficient revenues to maintain the operations of the Company.

We may require additional capital investments or borrowed funds to meet cash flow projections and carry forward our business objectives. There can be no guarantee or assurance that we can raise adequate capital from outside sources. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Net cash flow from operating activities

Net Cash used in operating activities increased by $39,287 for the first nine months of 2011 compared to 2010 due to the Company expanding operations and increased operating expenses.  Net cash used in operating activities increased by $92,355 from Fiscal 2009.  The decrease was primarily due to due to the Company commencing its operation.

Net cash flow from investing activities

Net cash used in investing activities increased by $1,301 for the first nine months of 2011 compared to of 2010 due to new fixed assets being purchased Net cash used in investing activities increased by $4,333 from Fiscal 2009 due to less purchase of office equipment.

Net cash flow from financing activities

Net cash provided by financing activities increased by $90,839 for the first nine months of 2011 compared to 2010 due to increased proceeds from short-term loan from related parties. Net cash provided by financing activities increased by $39,312 from Fiscal 2009 due to increase proceeds from long-term notes from related party.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2011 and December 31, 2010, the Company has a working capital deficit of $397,297 and $88,438, and an accumulated deficit of $405,050 and $188,714.  The Company has increased revenues through the advertising contract and feels it will be able to meet its obligation.  If the current expansion is not sustained, we will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan or by using outside financing.  There can be no assurance that the Company will be successful in these situations in order to continue as a going concern.  The Company is funding its operations by operations and with some shareholder advances.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenues are recorded during the period services are provided.  Under the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 954-605 “Health Care Entities, Revenue Recognition,” the company records non-insurance revenues at full value when earned and “net service revenue” at 50% of the revenue billed to third party payers, allowing for a difference between billed amounts and expected collections from those third party payers.  Counseling services may be contracted for an extended period of time up to one year after the implant procedure.  Revenue for counseling sessions is deferred until such sessions occur and recognized as earned at that time.

Advertising

Advertising costs are expensed as incurred.  As of September 30, 2011 and 2010, $167,213 and $287 advertising costs have been incurred.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Equipment

Equipment, leasehold improvements, and additions thereto are carried at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable property generally five to seven years for assets purchased new and two to three years for assets purchased used.  Leasehold improvements are amortized over the shorter of the lease term or the estimated lives.  Management evaluates useful lives regularly in order to determine recoverability taking into consideration current technological conditions.  Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized.  Fully depreciated assets are retained in equipment and accumulated depreciation accounts until retirement or disposal.  Upon retirement or disposal of an asset, the cost and related accumulated depreciation are removed, and any resulting gain or loss, net of proceeds, is credited or charged to operations.

Income Taxes

The Company accounts for income taxes under FASB ASC 740 "Income Taxes." Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Income per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive income per share reflects the potential dilution of securities that could share in the income of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic income per share.

Stock-Based Compensation

FASB ASC 718 "Compensation - Stock Compensation" prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity  The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity - Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation.

Recent Accounting Pronouncements

In May 2011, the FASB issued an accounting standard update that amends the accounting standard on fair value measurements. The accounting standard update provides for a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. The accounting standard update changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the fair value measurement disclosure requirements, particularly for Level 3 fair value measurements. The amendments in this accounting standard update are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2011, the FASB issued an accounting standard update which requires the presentation of components of other comprehensive income with the components of net income in either (1) a continuous statement of comprehensive income that contains two sections, net income and other comprehensive income, or (2) two separate but consecutive statements. This accounting standard update eliminates the option to present components of other comprehensive income as part of the statement of shareholders' equity, and is effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing. The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, result of operations or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 999 North Tustin Avenue, Suite 16, Santa Ana, California 92705.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Dr. Jorge Andrade Jr.	10,500,000	8.9%
Common Stock	Neil Muller	9,000,000	7.6%
All directors and executive officers as a group (2 persons)		19,500,000	16.5%

Common Stock	Michael Cetrone	45,000,000	38.1%
	1001 Boundary Road Elk, Washington 99009

Common Stock	Trinity Rx Solutions, LLC 217-21 Rockaway Point Blvd. Breezy Point, New York 11697	5,672,250	4.8%

(1) As of October 31, 2011 immediately after the closing of acquisition of FSP, we have 118,141,938 shares of common stock outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Report.

Name	Age	Positions
Dr. Jorge Andrade Jr. , CEO, Treasurer, Principal Executive Officer, Principal Financial Officer, Secretary and Principal Accounting Officer since November 22, 2010 CEO, CEO, President and Secretary of Fresh Start Private since July 9, 2009	40	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Neil Muller President since November 22, 2010; Treasurer of Fresh Start Private since July 9, 2009	51	President and Director

Dr, Jorge Andrade Jr., Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Dr. Jorge Andrade Jr. is founder, CEO and President of West Coast Consulting Inc. since 2004. Dr. Andrade is a Licensed Medical Interpreter, and co-founder of TM Cube Medical LLC. Dr. Andrade has exceptional knowledge of starting, building and managing small businesses.

He is a recognized specialist in implementing systems for small businesses day to day. Dr. Andrade is bilingual and fluent in both Spanish and English; he served on a Health Advisory Board for the Long Beach Head Start Program. As a President of West Consulting Inc., he supervisors and manages the interpreting department for Core Medical Management Inc., Pro – Legal Services Inc., and manages the day to day operations of Colgate’s, BSBF.  Dr. Andrade estimates that approximately 80% of his time is spent with Fresh Start Private, Inc, 10% with West Coast Consulting, Inc. and 10% with Terranautical Global Investments, a firm controlled by Dr. Andrade for marketing services.

Neil Muller, President and Director

Mr. Neil Muller has more than 20 years experience in the field of property development, commercial and residential sales and business management. Neil graduated with   his bachelor degree in business management at Sydney University.

For the last 5 years Mr. Muller has been developing and working with Fresh Start Private Australia alcohol recovery program.  Dr. Muller estimates that approximately 80% of his time is spent with Fresh Start Private, Inc. and 20% with Premier Aftercare Recovery Services, a firm controlled by Dr. Muller for care subsequent to completion of a recovery program.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2010 and 2009.

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Non-qualified deferred compensation ($)	All other compensation ($)	Total ($)
Michael Cetrone, President through November 22, 2010	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Neil Muller, President since November 22, 2010; Treasurer of Fresh Start Private since July 9, 2009	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Dr. Jorge Andrade,  CEO, Treasurer,  Principal Executive Officer, Principal Financial Officer, Secretary and Principal Accounting Officer since November 22, 2010

CEO, CEO, President and Secretary  of Fresh Start Private since July 9, 2009

	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the period ended December 31, 2010. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2010.

Option Grants

We had no outstanding equity awards as of the end of fiscal 2010.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2010 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2010 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We do not have employment agreement with our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

On November 22, 2010, the Company entered into an intellectual property license and asset purchase agreement with Fresh Start Private, Inc. a Nevada corporation (the “Transaction”) which has subsequently been terminated. In consideration of the license the Company agreed to issue 16,000,000 shares of common stock at the market value of $0.77 per share as of the date of the agreement.  Total value of the license is recorded as $12,320,000. Dr. Jorge Andrade Jr., the Company’s CEO and Director, and Mr. Neil Muller, the Company’s President and Director are directors of and shareholders of Fresh Start Private, Inc. Mr. Muller owns 2,000,000 common shares of Fresh Start Private, Inc., therefore Mr. Muller’s interest in the Transaction is approximately $1,540,000. Dr. Andrade owns 1,000,000 common shares of Fresh Start Private, Inc. therefore Dr. Andrade’s interest in the Transaction is approximately $770,000. None of the 16,000,000 shares were issued. On October 31, 2011, we entered into the Termination Agreement pursuant to which such license agreement shall be deemed null and void.

As of September 30, 2011 and December 31, 2010, we have received an advance from Jorge Andrade, President, and Neil Muller, director as loans from related parties. The loans are payable on demand and without interest.

	September 30,	December 31,
	2011	2010
Jorge Andrade	$124,820	$53,784
Neil Muller	91,424	23,282
	$216,244	$77,066

Consulting agreement with Terranautical Global Investments (“TGI”).  TGI is a company controlled by Neil Muller that provides marketing services to the Company.  Once the business plan is fully implemented, the marketing services will be outsourced to unrelated entities to avoid any perceived conflict of interest in the future. There is no formal agreement between the parties and is on a month to month basis.  The remuneration ranges between $5,000 and $10,000 per month depending on the services provided.  As of September 30, 2011 and December 31, 2010, TGI was paid $42,500 and $6,000 as consulting fees.  As of September 30, 2011, there was an unpaid balance of $10,000.

Consulting agreement with Premier Aftercare Recovery Service, (“PARS”).  PARS is a Company controlled by Neil Muller that provides after care follow up services to the Company.  There is no formal agreement between the parties and the amount of remuneration depends on the services provided and ranges between $5,000 and $10,000 per month.  Once the business plan is fully implemented, the after care services will be outsourced to unrelated entities to avoid any perceived conflict of interest in the future.  As at September 30, $56,230 in consulting fees and $5,809 in reimbursement of expenses and $6,090 and for December 31, 2010, was paid as consulting fees.  As of September 30, 2011, there was an unpaid balance of $10,000.

West Coast Health Consulting, Inc. is a company controlled by Neil Muller that previously provided consulting services to the Company. As of September 30, 2011 and December 31, 2010, $4,000 and nil were paid in consulting fees.

We do not believe there is a conflict of interest in the related entity transactions above, as those particular services are not anticipated to be provided by Fresh Start Private and will be outsourced to other entities in the future.

Jorge Andrade was paid a consulting fee of $2,500 for the period ended September 30, 2011 for work on the merger of FSP and FSPM.

On August 5, 2010, the Company issued an $88,000 promissory note to Fresh Start Private Management, Inc., which has the same Chief Executive Officer and President as the Company.  Further, the Company has signed an Asset Purchase Agreement with Fresh Start Private Management, Inc. The promissory note is payable, with interest at 3% and due on August 5, 2012.  As of September 30, 2011, the Company accrued interest amounting to $3,045.

During Fiscal Year 2010, there were no other material transactions between the Company and any Officer, Director or related party and the Company other than as described herein. With the exception of the transactions with Dr. Andrade and Dr. Muller, no other of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- Any person proposed as a nominee for election as a director;

- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

- Any relative or spouse of any of the foregoing persons who have the same house as such person.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On August 5, 2011, our former bookkeeper, 1040 Tax Gals, LLC, filed suit against us in the Superior Court of California, County of Orange to collect outstanding fees totaling less than $25,000.  We have accrued the expense in our September 30, 2011 financial statements but believe there is a disputed amount due and will be defending this lawsuit.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “CEYY.”  The Company stock began trading on August 30, 2010.  The table below sets forth the high and low bid prices for our common stock for the period indicated as reported on the OTCBB website.

	Common Stock Market Price
Financial Quarter Ended	High ($)	Low ($)
December 31, 2011	0.058	0.01
September 30, 2011	0.12	0.031
June 30, 2011	0.49	0.055
March 31, 2011	0.365	0.149
December 31, 2010	0.81	0.021
September 30, 2010	0.95	0.27

As of January 31, 2012, 118,141,938 shares of our common stock were issued and outstanding.

Holders

As of January 31, 2012, there were approximately 17 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 200,000,000 shares of common stock, par value $0.001 per share.  As of January 31, 2012, 118,141,938 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Columbia Stock Transfer Company at 601 E. Seltice Way, Suite 202, Post Falls, ID, 83854. Its telephone number is (208) 664-3544.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We had a change of auditor that occurred on November 5, 2009 and is disclosed in the Current Report on Form 8-K/A filed on January 4, 2010.  The auditor of Fresh,Start Private Management, Inc. prior to the transaction with Fresh Start Private. Inc. resigned on November 22, 2011.  We have had no other changes to our certified independent accountants within the past two fiscal years. We dismissed the auditor of the December 31, 2010 and 2009 financial statements of Fresh Start Private, Inc. on February 7, 2012.  James Berger of Mendoza Berger & Company, LLP. was engaged as auditor on February 7, 2012.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

In its initial capitalization, the Company issued 2,200,000 shares of common stock for a total of $2,000 cash, and $2,000 in services.  Subsequent to the issuance of shares, a consultant was unable to complete the required services and 100,000 shares for $1,000 in services were returned to the Company.

During the year ended December 31, 2008 the Company sold 25,775 shares of common stock pursuant to a registered offering at $0.08 per share for total cash of $2,062.

During the year ended December 31, 2009, the Company sold 126,375 shares of common stock pursuant to a registered offering at $0.08 per share for total cash of $10,110.

On June 7, 2010 the Board of Directors approved and on July 26, 2010, the State of Nevada approved Cetrone Energy Company’s restated Articles of Incorporation, which increased its capitalization from 50,000,000 common shares to 200,000,000 common shares and changing the entity name to Fresh Start Private Management, Inc.

On June 7, 2010, the President of the Company agreed to redeem 1,775,000 shares of common stock, which the Company cancelled and did not hold in treasury.

On June 7, 2010 shareholders approved a forward split of its common stock at two hundred (200) shares for one (1) share of the existing shares.  The number of common stock shares outstanding increased from 477,150 to 95,430,000.   Prior period information has been restated to reflect the stock split.

On July 31, 2010, the Company sold 200,000 shares of common stock for $100,000 cash.  As of December 31, 2010, the shares were unissued and considered subscribed.

On October 28, 2010, the Company redeemed 20,000,000 shares of stock initially issued for $2,000 in services for $2,000 in accounts payable.

On October 31, 2011, at the closing of the Exchange Agreement, we issued an aggregate of 37,000,000 shares of our common stock to the former shareholders of Fresh Start Private, Inc. We received in exchange, from the Fresh Start Private Shareholders, 37,000,000 shares of Fresh Start Private, Inc., representing 100% of the issued and outstanding shares of Fresh Start Private, Inc. As a result of the Exchange Agreement, we are now the holding company of Fresh Start Private, Inc. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

On October 10, 2010, pursuant to the terms of a License Agreement, we issued a total of 5,672,250 shares of our common stock to Trinity Rx Solutions, LLC as consideration for the exclusive license to the Naltrxone Implant Product that we use in the rehabilitation of our patients. Pursuant to the terms of the License Agreement, the 5,672,250 shares constitute 7.5% of the total number of shares issued and outstanding on that date. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

As disclosed in Items 1.01 and 2.01 of this Report, in connection with the Share Exchange, on October 31, 2011, we issued 37,000,000 shares of common stock to the former shareholders of Fresh Start Private, Inc. in exchange for all of the outstanding shares of Fresh Start Private. As such, immediately following the Share Exchange, the former shareholders of Fresh Start Private, Inc. held approximately 31.3% of the total voting power of our common stock.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 14, 2010, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to increase the authorized shares of common stock of the Company from 50,000,000 to 200,000,000 and to change our corporate name from “Cetrone Energy Company” to “Fresh Start Private Management, Inc.” A copy of the Amendment is attached hereto as Exhibit 3.2.

ITEM 5.06   CHANGE IN SHELL COMPANY STATUS.

Reference is made to the disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference. On October 31, 2011, we entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which we acquired all of the issued and outstanding shares of Fresh Start Private, Inc. in exchange for the issuance of 37,000,000 shares of Common Stock to the Fresh Start Private Shareholders. As a result of the Share Exchange, Fresh Start Private, Inc. became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01   FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Audited Financial Statements for the year ended December 31, 2010 and 2009 for Fresh Start Private, Inc.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference are the Unaudited Financial Statements for the nine months ended September 30, 2011 and 2010 for Fresh Start Private, Inc.

(b)  Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Fresh Start Private Management Inc. and its subsidiary.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated October 31, 2011, by and among the Company, the Company’s former principal stockholder, FSP and the former principal shareholders of FSP.
3.1	Articles of Incorporation. (1)
3.2	Certificate of Amendment to Articles of Incorporation.
3.3	By Laws. (1)
10.1	Termination Agreement, dated October 31, 2011, by and among the Company, FSP and Muller.
10.2	Agreement for Service, dated June 1, 2011, by and between FSP and Start Fresh Alcohol Recovery Clinic, Inc.
10.3	License Agreement, dated September 7, 2010, by and between FSP and Trinity Rx Solutions, LLC.
10.4	Agreement for Service, dated January 1, 2010, by and between FSP and New Ways, Inc.
10.5	Advertising Agreement, dated February 1, 2011, by and between FSP and Clear Channel Broadcasting.
10.6	Promissory Note dated August 5, 2010
10.7	Purchase Agreement, dated August 1, 2011 between FSP and Harborcove Fund I, LP
99.1	Audited Financial Statements for the year ended December 31, 2010 and 2009 for Fresh Start Private, Inc.
99.2	Unaudited Financial Statements for the nine months ended September 30, 2011 and 2010 for Fresh Start Private, Inc.
99.3	Unaudited Pro Forma Combined Financial Information of Fresh Start Private Management Inc. and its subsidiary.

(1) Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT, INC.

Date: February 24, 2012	By:	/s/ Dr. Jorge Andrade
Dr. Jorge Andrade Chief Executive Officer, Chief Financial Officer and Director